UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2016

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On March 9, 2016, GameStop Corp. (the “Company”) closed its previously announced offering of $475 million in aggregate principal amount of its 6.75% unsecured senior notes due 2021 (the “Notes”).  The sale of the Notes resulted in net proceeds to the Company of approximately $466.4 million, after deducting the initial purchasers’ discounts and commissions and other estimated offering expenses. The Company intends to use these net proceeds from the offering for general corporate purposes, which will likely include acquisitions and, potentially, dividends and stock buybacks.

The Notes were issued pursuant to an indenture dated as of March 9, 2016 (the “Indenture”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at the rate of 6.75% and will pay interest semi-annually in cash in arrears on each March 15 and September 15 of each year, beginning on September 15, 2016. The Notes will mature on March 15, 2021. At any time prior to March 15, 2018, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium set forth in the Indenture and accrued and unpaid interest to, but not including, the redemption date. Prior to March 15, 2018, the Company may redeem up to 35% of the Notes at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the proceeds of certain equity offerings so long as the redemption occurs within 120 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. On and after March 15, 2018, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 105.063% for the twelve-month period beginning on March 15, 2018, 103.375% for the twelve-month period beginning March 15, 2019 and 100.000% beginning on March 15, 2020, plus accrued and unpaid interest to, but not including, the redemption date. Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the date of purchase. The Notes will be guaranteed on a senior unsecured basis by all existing and future domestic restricted subsidiaries that are borrowers under, or guarantee, the Company’s asset-based facility and its 5.50% senior unsecured notes due 2019. The Notes and related guarantees will be the Company’s general unsecured senior obligations and will be subordinated to all of its and the guarantors’ existing and future secured debt to the extent of the assets securing that secured debt. In addition, the Notes will be structurally subordinated to all of the liabilities of the Company’s subsidiaries that are not guaranteeing the Notes, to the extent of the assets of those subsidiaries.
The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, its capital stock; (iii) prepay, redeem or repurchase debt that is junior in right of payment to the Notes; (iv) make loans and certain investments; (v) sell assets; (vi) incur liens; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications. During any time when the Notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will be suspended and the Company and its subsidiaries will cease to be subject to such covenants during such period.
The Indenture contains customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.
Copies of the Indenture and of the form of Notes are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The description of the Indenture and the Notes in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture and the Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.
On March 4, 2016, the Company entered into a purchase agreement (the “Purchase Agreement”), among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers listed on Schedule A thereto (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers the Notes. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
On March 7, 2016, the Company entered into a first supplemental indenture to the indenture dated as of September 24, 2014, by and among the Company, certain subsidiary guarantors named therein and the Trustee. A copy of the first supplemental indenture is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 9, 2016, by and among GameStop Corp., the several guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 6.75% Senior Notes due 2021.

4.3
First Supplemental Indenture to the Indenture dated as of September 24, 2014, dated as of March 7, 2016, by and among GameStop Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 9, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 9, 2016, by and among GameStop Corp., the several guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 6.75% Senior Notes due 2021.

4.3
First Supplemental Indenture to the Indenture dated as of September 24, 2014, dated as of March 7, 2016, by and among GameStop Corp., the guarantors named therein and U.S. Bank National Association, as trustee.